UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2017 (August 23, 2017)

NOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36325	46-4191184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 North Eldridge Parkway Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 281-823-4700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2017, NOW Inc. (the “Company”) issued a press release announcing the upcoming retirement of Merrill A. Miller, Jr., the Company’s Executive Chairman and Chairman of the Board of Directors, effective October 1, 2017. In conjunction with Mr. Miller’s upcoming retirement, Mr. Miller has stepped down as Chairman of the Board and the NOW Board of Directors has appointed J. Wayne Richards as the new Chairman of the Board of Directors, effective August 23, 2017. Mr. Richards previously served as independent Lead Director of the Company. Mr. Miller will continue to serve as Executive Chairman and as a director of the Company until the date of his retirement.

Mr. Richards has been a director of the Company since May 2014. Mr. Richards has served as President and Chief Executive Officer of GR Energy Services, Inc., an oilfield products and services company focused primarily on onshore production and downhole completion services in North America, since 2013. Previously, he was President and Chief Executive Officer of Global Oilfield Services, a privately held oilfield products and services company focused on the artificial lift sector, from 2008 until 2011 when it was purchased by Halliburton.

The full text of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is provided as part of the information furnished under Item 5.02 of this Current Report on Form 8-K:

99.1	NOW Inc. press release dated August 24, 2017 announcing the retirement of Executive Chairman Pete Miller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2017	NOW INC.

/s/ Raymond W. Chang
Raymond W. Chang Vice President & General Counsel

Index to Exhibits

99.1	NOW Inc. press release dated August 24, 2017 announcing the retirement of Executive Chairman Pete Miller.